UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 4, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation

On May 3, 2009, The DIRECTV Group, Inc. (“DTVG”) and Liberty Media Corporation (“Liberty”) and certain subsidiaries of DTVG and certain subsidiaries and affiliates of Liberty entered into definitive agreements for and related to the combination of DTVG with Liberty Entertainment, Inc., a wholly owned subsidiary of Liberty (“LEI”).

Liberty owns approximately 54% of the outstanding stock of DTVG. LEI, Greenlady Corp. and Greenlady II, LLC are direct or indirect wholly-owned subsidiaries of Liberty. DIRECTV, DTVG One, Inc. and DTVG Two, Inc. are direct or indirect wholly-owned subsidiaries of DTVG. Dr. John C. Malone holds an approximate 33% voting interest in Liberty Entertainment group tracking stock which in turn controls the 54% ownership interest of Liberty in DTVG. Mrs. Leslie Malone is Dr. Malone’s wife and The Tracy L. Neal Trust A and The Evan D. Malone Trust A are trusts in favor of Dr. and Mrs. Malone’s children and each has a significant ownership of Liberty Entertainment group tracking stock.

Agreement and Plan of Merger

An Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 3, 2009, has been entered among Liberty, LEI, DTVG, DIRECTV, DTVG One, Inc. and DTVG Two, Inc. Upon completion by Liberty of its previously announced split-off (the “Split-off”) of LEI, LEI will own certain assets and liabilities currently attributed to the Liberty Entertainment group tracking stock. LEI will be comprised of: (i) approximately 54% of the common stock of DTVG, (ii) Liberty Sports Holdings, which owns three regional sports networks (RSNs), (iii) a 65% interest in Game Show Network (GSN) which in turn owns 100% of FUN Technologies, ULC, (iv) approximately $30 million in cash, and (v) approximately $2 billion in debt. LEI will have two series of common stock, Series A and Series B.

The Merger Agreement provides that LEI will merge with DTVG Two, Inc., with LEI as the surviving entity. DTVG will merge with DTVG One, Inc., with DTVG as the surviving entity. The completion of the two mergers will result in DIRECTV, an entity recently formed by DTVG in order to effect these transactions, owning 100% of the stock of DTVG. DIRECTV will issue two classes of stock: Class A, which will be publicly listed and will entitle each holder of such shares to one vote per share, and Class B, which will not be publicly listed and which will entitle each holder of such shares to 15 votes per share. The holders of the common stock of DTVG will be entitled to receive one share of DIRECTV Class A common stock for each share of DTVG common stock held. The holders of LEI Series A and Series B common stock (other than the Malone stockholders mentioned above) will be entitled to receive 1.1111 shares of DIRECTV Class A common stock for each share of LEI Series A or Series B common stock held (as adjusted pursuant to the Merger Agreement).

The Malones will receive 1.1111 shares of DIRECTV Class B common stock for each share of LEI Series B common stock held (as adjusted pursuant to the Merger Agreement). DIRECTV will have the right to purchase DIRECTV Class B common Stock owned by the Malones and certain transferees upon Dr. Malone’s death for a 10% premium to market.

Holders of certain equity rights of LEI, including options and SARs, will receive equity rights relating to Class A common stock of DIRECTV based on a specified exchange ratio.

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The Merger Agreement contains customary representations, warranties and covenants by each of Liberty, LEI and DTVG. After the completion of the Split-off, LEI will succeed to most of Liberty’s obligations under the Merger Agreement.

Key closing conditions for the mergers include:

•	consummation of the Split-off;
•

a majority of Liberty Entertainment group tracking stock shareholders (excluding shares controlled by Dr. Malone, his affiliates and any officers and directors of Liberty) must approve the transactions;

•	a majority of DTVG stockholders (excluding Liberty, Dr. Malone, his affiliates and any director of officer of Liberty) must approve the transactions;
•	certain tax-related conditions; and
•	certain regulatory approvals.

DTVG and Liberty are subject to reciprocal “no-shop” restrictions and “force-the-vote” provisions, which require both DTVG and Liberty to hold stockholder meetings even if their respective boards change their recommendation.

Either DTVG or Liberty may terminate the Merger Agreement if:

•	the mergers have not been consummated within 12 months of signing, with a 90-day extension in the event that the only closing condition not satisfied is receipt of regulatory approvals;
•	necessary stockholder approvals are not obtained;
•	the board of directors of the other party makes an adverse recommendation change; or
•	based on certain breaches related to closing conditions which are not timely cured.

Liberty and DTVG have reciprocal termination rights providing for a $450 million break-up fee under certain conditions and also have reciprocal expense reimbursement provisions for up to $10 million.

Voting, Standstill, Non-Competition and Non-Solicitation Agreement

Liberty, DIRECTV, DTVG, LEI, Greenlady and Greenlady II, LLC have entered into a Voting, Standstill, Non-Competition and Non-Solicitation Agreement dated as of May 3, 2009 (the “Voting Agreement”). Under the Voting Agreement, Liberty agrees to vote shares of DTVG common stock controlled by Liberty in favor of the adoption of the Merger Agreement, against any action or agreement that would result in a breach by Liberty or DIRECTV of its obligations under the Merger Agreement, against any alternative DIRECTV takeover proposal, and against any agreement that could reasonably be expected to prevent, prohibit or materially delay the consummation of the mergers. The Voting Agreement includes an agreement that for a two-year period, Liberty and its affiliates will not solicit executive officers and senior management of DIRECTV and will not hire executive officers and senior management of DIRECTV, the regional sports networks, Game Show Network and Fun Technologies with certain limited exceptions.

Under the Voting Agreement, Liberty and its affiliates are also subject to a three-year non-compete agreement and a three-year standstill with respect to the equity securities of DIRECTV.

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Voting and Right of First Refusal Agreement

LEI, DTVG, DIRECTV, Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A (Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A referred to herein as the “Malones”) have entered into a Voting and Rights of First Refusal Agreement dated as of May 3, 2009 (the “Malone Agreement”).

Under the terms of the Malone Agreement, the Malones agree to:

•	vote their Series A and Series B Liberty Entertainment group tracking stock in favor of the Split-off;
•	certain restrictions on transfer of their DIRECTV shares for a period of one year from the Split-off;
•	certain restrictions on exercising options to purchase LEI Series B and Class B DIRECTV shares until the closing of the mergers;
•

not acquire any additional shares, including through the exercise of options, of (i) equity securities of Liberty from signing until the consummation of the Split-off, (ii) equity securities of LEI from the consummation of the Split-off until the closing of the mergers, and (iii) equity securities of DIRECTV after the consummation of the mergers until the first anniversary of the closing of the mergers;

•	certain tax-related covenants; and
•	with respect to their Class B DIRECTV shares, grant to DIRECTV a right of first refusal in the event of certain proposed transfers of their Class B DIRECTV stock.

Credit Agreement

Greenlady Corp. (“Greenlady”), which following the Split-off will be a wholly-owned subsidiary of LEI, and DTVG have entered into a Credit Agreement dated as of May 3, 2009 (the “Credit Agreement”). The Credit Agreement provides a $650 million credit facility to Greenlady which will be used to refinance amounts advanced under existing credit arrangements between Liberty and Greenlady and to fund Greenlady’s ongoing obligations pursuant to a Credit Agreement dated as of April 9, 2008, between Bank of America, N.A. and Greenlady II, LLC, which is a wholly-owned subsidiary of Greenlady.

The applicable interest rate for advances of principal under the Credit Agreement is 3.5% from May 3, 2009 until December 31, 2009, and thereafter is LIBOR plus 500 basis points. The facility will be terminated on the earlier of the termination of the Merger Agreement or the closing of the mergers (unless terminated earlier based on an event of default). Advances under the Credit Agreement are secured by a pledge of approximately 53 million shares of DTVG common stock owned by Greenlady.

The Merger Agreement, Voting Agreement, Malone Agreement and Credit Agreement are incorporated by reference as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively.  The foregoing description of each such agreement is qualified in its entirety by reference to the actual agreement.

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ITEM 8.01	Other Events

On May 4, 2009, DTVG issued a press release announcing the transactions contemplated by the agreements described herein. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Agreement and Plan of Merger, dated as of May 3, 2009, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc. and DTVG Two, Inc.

10.2

Voting, Standstill, Non-Competition and Non-Solicitation Agreement, dated as of May 3, 2009, by and among Liberty Media Corporation, DIRECTV, The DIRECTV Group, Inc., Liberty Entertainment, Inc., Greenlady Corporation and Greenlady II, LLC

10.3

Voting and Right of First Refusal Agreement, dated as of May 3, 2009, by and among Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A

10.4	Credit Agreement dated as of May 3, 2009, by and between Greenlady Corp. and The DIRECTV Group, Inc.

99.1	Press Release dated May 4, 2009 related to the proposed transactions

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: May 4, 2009	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal, Administration and Human Resources, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Agreement and Plan of Merger, dated as of May 3, 2009, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc. and DTVG Two, Inc.

10.2

Voting, Standstill, Non-Competition and Non-Solicitation Agreement, dated as of May 3, 2009, by and among Liberty Media Corporation, DIRECTV, The DIRECTV Group, Inc., Liberty Entertainment, Inc., Greenlady Corporation and Greenlady II, LLC

10.3

Voting and Right of First Refusal Agreement, dated as of May 3, 2009, by and among Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A

10.4	Credit Agreement, dated as of May 3, 2009, by and between Greenlady Corp. and The DIRECTV Group, Inc.

99.1	Press Release dated May 4, 2009 related to the proposed transactions

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